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                                 EXHIBIT 99(c)
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                               UF BANCORP, INC.
                            A DELAWARE CORPORATION

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                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON AUGUST 3, 1995

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     The Special Meeting of Shareholders of UF Bancorp, Inc., a Delaware
corporation ("UFB"), will be held on August 3, 1995, at 3:00 p.m., local time, at the main office of UFB located at 501 Main Street, Evansville, Indiana, for the following purpose:

     1. Proposal to approve an Agreement and Plan of Merger, dated December 12, 1994, as amended June 9, 1995, by and among UFB, CNB Bancshares, Inc., an Indiana corporation ("CNB") and Citizens Bancshares, Inc. ("CBI"), an Indiana corporation and wholly owned subsidiary of CNB, attached as Exhibit A to the accompanying Prospectus/Proxy Statement, providing for CNB's acquisition of UFB by means of the merger of UFB with and into CBI.

     2. Proposal to permit the Special Meeting to be adjourned or postponed, in the discretion of the proxies, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the referenced Agreement and Plan of Merger and the Merger.

     Only the holders of common stock of UFB of record at the close of business on June 21, 1995, are entitled to notice of and to vote at the Special Meeting or at any adjournments or postponements thereof.

     EACH SHAREHOLDER IS URGED TO COMPLETE AND RETURN PROMPTLY THE ACCOMPANYING PROXY WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE MEETING. The prompt return of your signed proxy will help assure a quorum and aid UFB in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person in the event you attend the meeting.

                        By Order of the Board of Directors


                        Secretary


Evansville, Indiana

July 5, 1995

UFB SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS FOR SUBMITTING SUCH CERTIFICATES.